Exhibit 99.2

News Release

Termination of Stock for Stock Equivalent Exchange Agreement

DENVER, CO -- June 1, 2007 -- Croff Enterprises Inc. ("COFF") (OTCBB), announced today that it had terminated its Stock for Stock Equivalent Exchange Agreement with Taiyuan Rongan Business Trading Company Limited (hereafter “TRBT”), based upon the failure of TRBT to timely supply qualifying financial statements to complete the proxy process and to comply with reporting requirements of a public company. Croff had announced the Agreement to merge with TRBT on December 14, 2006, and subsequently filed a proxy which is pending with the Securities and Exchange Commission. TRBT is a developer and operator of shopping malls in Taiyuan, Shanxi Province in China. Croff produces crude oil and natural gas from wells operated by other companies. Croff did extend the possibility of renewed negotiations with TRBT if accounting issues could be resolved, but the agreement is terminated and no future negotiations are currently contemplated. Croff has previously announced it is pursuing strategic alternatives for the Company and will seek other merger candidates, and sale or exchange of assets.

For further information please contact: Contact:	Jennifer A. Miller
Chief Accounting Officer
Croff Oil Company
3773 Cherry Creek Drive North #1025
Denver, Colorado 80209
(303) 383-1515
Jennifer@croff.com